                                                                   EXHIBIT 10.17


                                OPTION AGREEMENT

                                  Dated As Of

                                 March 31, 2000



                                  RELATING TO

                           JAPANESE EDWARDS BUSINESS

                               Table of Contents
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS......................................................   1
1.1.   Definitions.........................................................   1
       --------------------------------------------------------------------

ARTICLE II GRANT OF OPTION.................................................   6
2.1.   Grant of Option.....................................................   6
       --------------------------------------------------------------------
2.2.   Exercise Period.....................................................   6
       --------------------------------------------------------------------
2.3.   Manner of Exercise..................................................   6
       --------------------------------------------------------------------
2.4.   Transfer of Purchased Business......................................   6
       --------------------------------------------------------------------

ARTICLE III DETERMINATION OF STRIKE PRICE..................................   6
3.1.   Strike Price........................................................   6
       --------------------------------------------------------------------
3.2.   Opening Net Worth...................................................   6
       --------------------------------------------------------------------
3.3.   Closing Date Net Worth .............................................   7
       --------------------------------------------------------------------
3.4.   Access to Information...............................................   8
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ARTICLE IV PURCHASE AND SALE...............................................   8
4.1.   Purchased Business..................................................   8
       --------------------------------------------------------------------
4.2.   Excluded Assets.....................................................  10
       --------------------------------------------------------------------
4.3.   Assumed Liabilities.................................................  11
       --------------------------------------------------------------------
4.4.   Excluded Liabilities................................................  12
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ARTICLE V CLOSING; POST-CLOSING ADJUSTMENT.................................  12
5.1.   Conditions to Closing...............................................  12
       --------------------------------------------------------------------
5.2.   Closing Date........................................................  13
       --------------------------------------------------------------------
5.3.   Edwards Optionholder's  Deliveries at Closing.......................  13
       --------------------------------------------------------------------
5.4.   Baxter Japan's Deliveries at Closing................................  13
       --------------------------------------------------------------------
5.5.   Post Closing Adjustment.............................................  13
       --------------------------------------------------------------------
5.6.   Non-Assignable Contracts............................................  13
       --------------------------------------------------------------------
5.7.   Further Assurances..................................................  14
       --------------------------------------------------------------------
5.8.   Novation of Assumed Liabilities.....................................  15
       --------------------------------------------------------------------

ARTICLE VI REPRESENTATIONS AND WARRANTIES..................................  16
6.1.   Organization, Good Standing and Authority of Baxter Japan...........  16
       --------------------------------------------------------------------
6.2.   Organization, Good Standing and Authority of Edwards Optionholder...  16
       --------------------------------------------------------------------
6.3.   No Other Representations or Warranties..............................  16
       --------------------------------------------------------------------

ARTICLE VII PRE-CLOSING COVENANTS..........................................  17
7.1.   Operation of Japanese Edwards Business..............................  17
       --------------------------------------------------------------------
7.2.   Consents of Third Parties; Governmental Approvals...................  18
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7.3.   Services............................................................  18
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7.4.   Financial Statements................................................  19
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

                               Table of Contents
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE VIII POST-CLOSING COVENANTS........................................  19
8.1.   Collection of Accounts Receivable...................................  19
       --------------------------------------------------------------------
8.2.   Agreements Relating to Edwards Optionholder and Baxter Japan........  20
       --------------------------------------------------------------------
8.3.   Informal, Nondocumented Real Estate Leases..........................  20
       --------------------------------------------------------------------

ARTICLE IX [INTENTIONALLY OMITTED].........................................  21

ARTICLE X EMPLOYEES AND EMPLOYEE BENEFIT MATTERS...........................  21
10.1.  Employment of Edwards Employees.....................................  21
       --------------------------------------------------------------------
10.2.  Terminations/Layoff/Severance.......................................  21
       --------------------------------------------------------------------
10.3.  Employee Benefit Plans..............................................  21
       --------------------------------------------------------------------
10.4.  Transfer of Account Balances and Accrued Benefits...................  22
       --------------------------------------------------------------------
10.5.  Welfare Benefits....................................................  22
       --------------------------------------------------------------------
10.6.  Stock Purchase Plans................................................  23
       --------------------------------------------------------------------
10.7.  Workers' Compensation...............................................  23
       --------------------------------------------------------------------
10.8.  Vacation Pay Policy.................................................  23
       --------------------------------------------------------------------
10.9.  Information to be Provided to Baxter................................  23
       --------------------------------------------------------------------
10.10. Transfer of Employee Files..........................................  23
       --------------------------------------------------------------------
10.11. Employment Solicitation.............................................  23
       --------------------------------------------------------------------

ARTICLE XI INSURANCE MATTERS...............................................  24

ARTICLE XII INDEMNIFICATION................................................  27
12.1.  Indemnification by Edwards Optionholder.............................  27
       --------------------------------------------------------------------
12.2.  Indemnification by Baxter Japan.....................................  27
       --------------------------------------------------------------------
12.3.  Applicability of and Limitation on Indemnification..................  28
       --------------------------------------------------------------------
12.4.  Adjustment of Indemnifiable Losses..................................  28
       --------------------------------------------------------------------
12.5.  Procedures for Indemnification of Third Party Claims................  29
       --------------------------------------------------------------------
12.6.  Procedures for Indemnification of Direct Claims.....................  31
       --------------------------------------------------------------------
12.7.  Remedies Cumulative.................................................  31
       --------------------------------------------------------------------

ARTICLE XIII DISPUTE RESOLUTION............................................  31
13.1.  General.............................................................  31
       --------------------------------------------------------------------
13.2.  Escalation.  .......................................................  32
       --------------------------------------------------------------------
13.3.  Arbitration.  ......................................................  32
       --------------------------------------------------------------------
13.4.  Procedures..........................................................  32
       --------------------------------------------------------------------
13.5.  Injunctive Relief...................................................  33
       --------------------------------------------------------------------

ARTICLE XIV GENERAL PROVISIONS.............................................  33
14.1.  Notices.............................................................  33
       --------------------------------------------------------------------
14.2.  Successors and Assigns..............................................  34
       --------------------------------------------------------------------
14.3.  Access to Records after Closing.....................................  34
       --------------------------------------------------------------------
14.4.  Entire Agreement; Amendments........................................  35
       --------------------------------------------------------------------

                               Table of Contents
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----

14.5.  Interpretation......................................................  35
       --------------------------------------------------------------------
14.6.  Waivers.............................................................  35
       --------------------------------------------------------------------
14.7.  Expenses............................................................  35
       --------------------------------------------------------------------
14.8.  Partial Invalidity..................................................  35
       --------------------------------------------------------------------
14.9.  Execution in Counterparts...........................................  35
       --------------------------------------------------------------------
14.10. Governing Law.......................................................  35
       --------------------------------------------------------------------
14.11. Submission to Jurisdiction..........................................  36
       --------------------------------------------------------------------
14.12. Termination.........................................................  36
       --------------------------------------------------------------------
14.13. Survival of Obligations.............................................  36
       --------------------------------------------------------------------
14.14. Currency............................................................  36
       --------------------------------------------------------------------

EXHIBITS

A    Description of Japanese Edwards Business
B    Form of Instrument of Assignment
C    Form of Instrument of Assumption
D    Valuation Date Balance Sheet
E    Form of TK Agreement

                                   SCHEDULES

1.1    Agreed Accounting Principles
4.1(iv)    Governmental Permits
4.1(v)    Real Estate Leases
4.1(vi)    Personal Property
4.1(vii)    Contracts
4.1(ix)    Product Registrations and Import Licenses
7.3    Services/Facilities
[10.4     Allocation of Pension Plan Assets]

                                OPTION AGREEMENT


          OPTION AGREEMENT, dated as of March 31, 2000 (this "Agreement"),
                                                              ---------
between Baxter Limited, a Japanese corporation ("Baxter Japan"),  and Edwards
                                                 ------------
Lifesciences Limited, a Japanese corporation ("Edwards Optionholder").
                                               --------------------

          WHEREAS, Baxter Japan currently conducts all of the business of the Cardiovascular Group of Baxter International Inc. in Japan, all as more specifically described in Exhibit A hereto (the "Japanese Edwards Business");
                          ---------              -------------------------
and

          WHEREAS, Baxter Japan desires to grant to Edwards Optionholder, and Edwards Optionholder desires to acquire from Baxter Japan, an irrevocable option to purchase, on a going concern basis, the Japanese Edwards Business, all on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Baxter Japan and Edwards Optionholder as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1.  Definitions.  In this Agreement, the following terms have the meanings
      -----------
specified or referred to in this Section 1.1 and shall be equally applicable to
                                 -----------
both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Action" means any action, claim, suit, arbitration, inquiry,
           ------
subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

          "Affiliate" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

          "Agreed Accounting Principles" means Japanese generally accepted
           ----------------------------
accounting principles consistently applied, provided that, with respect to any
                                            --------
matter as to which there is more than one Japanese generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the Valuation Date Balance Sheet;

provided further that, notwithstanding the foregoing, Agreed Accounting
-------- -------
Principles shall include the accounting policies and be subject to the allocation methodology and direct accounts described in Schedule 1.1; and
                                                        ------------
provided further that, for purposes of the Agreed Accounting Principles, no
-------- -------
known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial.

          "Assumed Liabilities" has the meaning specified in Section 4.3.
           -------------------                               -----------

          "Baxter" means Baxter International Inc., a Delaware corporation.
           ------

          "Baxter Japan" has the meaning specified in the first paragraph of
           ------------
this Agreement.

          "Baxter Japan Change in Control" shall mean (i) the acquisition,
           ------------------------------
directly or indirectly, by any Person or Persons of more than 30% of the voting stock of Baxter Japan or any Person that controls Baxter Japan, other than an acquisition by Baxter of, or a Person or Persons that are controlled by Baxter of, Baxter Japan, (ii) any merger or consolidation involving Baxter or any Affiliate of Baxter that requires a vote of the stockholders of Baxter, or (iii) the sale, assignment, transfer or other disposition (including any disposition through a merger) of all or substantially all of the business and assets of any Person that controls Baxter Japan.

          "Baxter Japan Group Member" means Baxter Japan and its Affiliates and
           -------------------------
their respective successors and assigns.

          "Baxter Japan Pension Plan" has the meaning specified in Section 10.4.
           -------------------------                               ------------

          "Closing" has the meaning specified in Section 5.2.
           -------                               -----------

          "Closing Date" has the meaning specified in Section 5.2.
           ------------                               -----------

          "Closing Date Balance Sheet" means the balance sheet established
           --------------------------
pursuant to the provisions of Section 3.3.
                              ------------

          "Contracts" means all contracts, agreements, arrangements, leases
           ---------
(other than Real Estate Leases), manufacturers' warranties, memoranda, understandings and offers open for acceptance of any nature, whether written or oral.

          "Divested Business" means any portion of the Japanese Edwards Business
           -----------------
that is divested by Baxter Japan between the date hereof and the Closing Date.

          "Edwards" means Edwards Lifesciences Corporation, a Delaware
           -------
corporation.

          "Edwards Division President" means any person appointed as President
           --------------------------
of the Edwards division of Baxter Japan and approved by Edwards.

          "Edwards Employees" means the employees of Baxter Japan who are
           -----------------
assigned to the Edwards division of Baxter Japan.

          "Edwards Optionholder" has the meaning specified in the first
           --------------------
paragraph of this Agreement.

          "Edwards Optionholder Change in Control" shall mean (i) the
           --------------------------------------
acquisition, directly or indirectly, by any Person or Persons of more than 30% of the voting stock of Edwards Optionholder or any Person that controls Edwards Optionholder, other than an acquisition by Edwards of, or a Person or Persons that are controlled by

Edwards of, Edwards Optionholder, (ii) any merger or consolidation involving Edwards or any Affiliate of Edwards that requires a vote of the stockholders of Edwards, or (iii) the sale, assignment, transfer or other disposition (including any disposition through a merger) of all or substantially all of the business and assets of any Person that controls Edwards Optionholder.

          "Edwards Optionholder Group Member" means Edwards Optionholder and its
           ---------------------------------
Affiliates and their respective successors and assigns.

          "Edwards Products" means the products referred to in Exhibit A,
           ----------------
together with any additional products manufactured, imported or distributed by the Japanese Edwards Business after the date hereof.

          "Encumbrance" means any lien, claim, charge, security interest,
           -----------
mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.

          "Estimated Strike Price" shall mean an amount equal to (Yen) [23.2
           ----------------------
billion plus the (Yen) equivalent of $30MM].

          "Excluded Assets" has the meaning specified in Section 4.2.
           ---------------                               -----------

          "Excluded Liabilities" has the meaning specified in Section 4.4.
           --------------------                               -----------

          "Exercise Period" shall mean the period during which the Option is
           ---------------
exercisable, as specified in Section 2.2.
                             -----------

          "Expense" means any and all expenses incurred in connection with
           -------
investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "Final TK Balance Sheet" shall mean the balance sheet delivered by
           ----------------------
Baxter Japan as part of its full accounting as of the date of expiration or termination of the TK Agreement.

          "Governmental Body" means any foreign, federal, state, local or other
           -----------------
governmental authority or regulatory body.

          "Governmental Permits" means all licenses, franchises, permits,
           --------------------
privileges, immunities, approvals and other authorizations from a Governmental Body.

          "Indemnified Party" shall have the meaning specified in Section 12.4.
           -----------------                                      ------------

          "Indemnifying Party" shall have the meaning specified in Section 12.4.
           ------------------                                      ------------

          "Indemnity Payment" shall have the meaning specified in Section 12.5.
           -----------------                                      ------------

          "Instrument of Assignment" means an Instrument of  Assignment in the
           ------------------------
form of Exhibit B.
        ---------

          "Instrument of Assumption" means an Instrument of Assumption in the
           ------------------------
form of Exhibit C.
        ---------

          "Insurance Amount" has the meaning specified in Section 11.4.
           ----------------                               ------------

          "Insurance Charges" has the meaning specified in Section 11.7.
           -----------------                               ------------

          "IV Business" means the business of importing and distributing
           -----------
Infusors, TDR solutions and sets, EIS infusion pumps, Interlink products, Epidural trays [and Sabratek pumps].

          "Japan Distribution Agreement" means the Japan Distribution Agreement
           ----------------------------
dated as of [March 31, 2000] between Baxter Japan and Edwards Lifesciences LLC.

          "Japanese Edwards Business" has the meaning specified in the first
           -------------------------
recital.

          "Liability" means any and all debts, liabilities and obligations,
           ---------
absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Body or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "Loss" means any and all losses, costs, obligations, liabilities,
           ----
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "Net Worth Adjustment" means (i) the Closing Net Worth (as defined in
           --------------------
Section 3.3) minus (ii) the Opening Net Worth (as defined in Section 3.2).
-----------                                                  -----------

          "New Subsidiary" has the meaning specified in Section 2.4.
           --------------                               -----------

          "Notice of Exercise" has the meaning specified in Section 2.3.
           ------------------                               -----------

          "Opening Balance Sheet" means the balance sheet established pursuant
           ---------------------
to the provisions of Section 3.2.
                     -----------

          "Operating Agreements" shall mean the agreements referred to in
           --------------------
Section 7.3.
-----------

          "Option" has the meaning specified in Section 2.1.
           ------                               -----------

          "Owned Real Property" means each parcel of real property owned by
           -------------------
Baxter Japan and used in or relating to the Japanese Edwards Business.

          "Permitted Encumbrances" means (a) liens for taxes and other
           ----------------------
governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value or materially impair the existing use of the property affected by such lien or imperfection.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Pre-Closing Claims Administration"  has the meaning specified in
           ---------------------------------
Section 11.6.
------------

          "Purchased Business" has the meaning specified in Section 4.1.
           ------------------                               -----------

          "Real Estate Leases" has the meaning specified in Section 4.1(d).
           ------------------                               --------------

          "Retained Business" means all businesses of Baxter Japan other than
           -----------------
the Japanese Edwards Business.

          "Shared Agreements" has the meaning specified in Section 8.2(a).
           -----------------                               --------------

          "Software" means computer software programs and software systems,
           --------
including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "Strike Price" has the meaning specified in Section 3.1.
           ------------                               -----------

          "Subsidiary" means, when used with reference to any Person, any
           ----------
corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not
                                 --------  -------
directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

          "Tax" means any net income, alternative or add-on minimum, gross
           ---
income, gross receipts, consumption, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

          "TK Agreement" means a Tokumei Kumiai Agreement between Baxter Japan
           ------------
and Edwards Lifesciences Finance Limited, in substantially the form attached as Exhibit E hereto.

          "Transferred Employee" has the meaning specified in Section 10.1.
           --------------------                               ------------

          "Valuation Date Balance Sheet" means the December 31, 1999 balance
           ----------------------------
sheet of the Japanese Edwards Business attached as Exhibit D hereto.
                                                   ---------


                                  ARTICLE II
                                GRANT OF OPTION

2.1.  Grant of Option.  In consideration of the payment by Edwards Optionholder
      ---------------
of (Yen) [equivalent of $12.34 MM] and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Baxter Japan hereby grants and issues to Edwards Optionholder, upon the terms and conditions set forth herein, an irrevocable option (the "Option") to
                                                             ------
purchase all, but not less than all, of the Purchased Business in exchange for
(i) cash in an amount equal to the Strike Price, and (ii) the assumption by Edwards Optionholder of the Assumed Liabilities.

2.2.  Exercise Period.  The Option may be exercised at any time (i) from and
      ---------------
including August 1, 2002 through and including the earlier of (x) March 31, 2005 and (y) 180 days after the occurrence of an Edwards Optionholder Change in Control, (ii) in the event of a Baxter Japan Change in Control, during a period of 180 days thereafter, and (iii) in the event Baxter Japan provides a notice of termination under Article 12(4) of the TK Agreement, during a period of 180 days after such notice is given; provided, however, that if Edwards provides a notice
                            --------  -------
of termination under Article 12(1) of the TK Agreement, the Option may be exercised only during a period of 180 days after such notice is given, and clauses (i), (ii) and (iii) above shall no longer apply.

2.3.  Manner of Exercise.  Edwards Optionholder may exercise the Option at any
      ------------------
time during the Exercise Period by delivering a written notice of exercise (the "Notice of Exercise") to Baxter Japan.
 ------------------

2.4.  Transfer of Purchased Business.  Edwards Optionholder agrees that Baxter
      ------------------------------
Japan may, at its option, at any time prior to the [exercise of the Option] [Closing Date], transfer all of the Purchased Business and Assumed Liabilities, determined as of the date of transfer, to a subsidiary of Baxter Japan (the "New
                                                                             ---
Subsidiary").  If so, the parties will amend this Agreement to provide for
----------
Edwards Optionholder to have the option to purchase all of the capital stock of the New Subsidiary in exchange for cash in an amount equal to the Strike Price, and the remainder of this Agreement shall be amended to the extent necessary or advisable as a result of such change in structure.

                                  ARTICLE III
                         DETERMINATION OF STRIKE PRICE

3.1.  Strike Price.  (a)  The "Strike Price" shall be an amount equal to (i)
      ------------
(Yen) [23.2 billion plus the (Yen) equivalent of $30MM] plus (ii) the Net Worth Adjustment.

3.2.  Opening Net Worth.
      -----------------

(a)  The term "Opening Net Worth" shall mean (i) the sum of all assets reflected
               -----------------
     in the Opening Balance Sheet minus (ii) the sum of all liabilities reflected in the Opening Balance Sheet.

(b) As promptly as practicable following the date hereof, Baxter Japan shall prepare, in accordance with the Agreed Accounting Principles, a balance sheet as of the date hereof with respect to the Purchased Business and the Assumed Liabilities, as if the Closing Date were March 31, 2000 (the "Preliminary Opening Balance Sheet"), and shall deliver same to Edwards
     ----------------------------------
     Optionholder.

(c) Promptly following receipt of the Preliminary Opening Balance Sheet, Edwards Optionholder may review the same and, within 30 days after the date of such receipt, may deliver to Baxter Japan a certificate (signed by its chief financial officer or its chief accounting officer) setting forth its objections to the Preliminary Opening Balance Sheet, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event Edwards Optionholder does not so object within such 30-day period, the Preliminary Opening Balance Sheet shall be final and binding as the Opening Balance Sheet for purposes of this Agreement.

(d) In the event Edwards Optionholder so objects within such 30-day period, Edwards Optionholder and Baxter Japan shall use their reasonable efforts to resolve by written agreement (the "Opening Agreed Adjustments") any
                                        --------------------------
     differences as to the Opening Balance Sheet and, in the event Baxter Japan and Edwards Optionholder so resolve all such differences, the Preliminary Opening Balance Sheet, as adjusted by the Opening Agreed Adjustments, shall be final and binding as the Opening Balance Sheet for purposes of this Agreement.

(e) If all such differences are not resolved by Opening Agreed Adjustments within the 30-day period next following such 30-day objection period, then Edwards Optionholder and Baxter Japan shall submit the objections that are then unresolved to an international accounting firm acceptable to both Baxter Japan and Edwards Optionholder and such firm (the "Accounting Firm")
                                                               ---------------
     shall be directed by Edwards Optionholder and Baxter Japan to resolve the unresolved objections (based solely on the presentations by Edwards Optionholder and by Baxter Japan as to whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles) as promptly as reasonable practicable and to deliver written notice to each of Edwards Optionholder and Baxter Japan setting forth its resolution of the disputed matters. The Preliminary Opening Balance Sheet, after giving effect to any Opening Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Opening Balance Sheet for purposes of this Agreement.

3.3.  Closing Date Net Worth .
      -----------------------

(a)  The term "Closing Date Net Worth" shall mean (i) the sum of all assets
               ----------------------
     reflected in the Closing Date Balance Sheet minus (ii) the sum of all liabilities reflected in the Closing Date Balance Sheet.

(b) As promptly as practicable following the Closing Date (but not later than 30 days after the Closing Date), Baxter Japan shall prepare, in accordance with the Agreed

     Accounting Principles, a balance sheet as of the Closing Date with respect to the Purchased Business and the Assumed Liabilities (the "Preliminary
                                                                 -----------
     Closing Date Balance Sheet") and shall deliver same to
     --------------------------
     Edwards Optionholder.

(c) Promptly following receipt of the Preliminary Closing Date Balance Sheet, Edwards Optionholder may review the same and, within 30 days after the date of such receipt, may deliver to Baxter Japan a certificate (signed by its chief financial officer or its chief accounting officer) setting forth its objections to the Preliminary Closing Date Balance Sheet, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event Edwards Optionholder does not so object within such 30-day period, the Preliminary Closing Date Balance Sheet shall be final and binding as the Closing Date Balance Sheet for purposes of this Agreement.

(d) In the event Edwards Optionholder so objects within such 30-day objection period, Edwards Optionholder and Baxter Japan shall use their reasonable efforts to resolve by written agreement (the "Closing Agreed Adjustments")
                                                   --------------------------
     any differences as to the Preliminary Closing Date Balance Sheet and, in the event Baxter Japan and Edwards Optionholder so resolve all such differences, the Preliminary Closing Date Balance Sheet as adjusted by the Closing Agreed Adjustments shall be final and binding as the Closing Date Balance Sheet for purposes of this Agreement.

(e) If all such differences are not resolved by the Closing Agreed Adjustments within the 30-day period next following such 30-day period, then Edwards Optionholder and Baxter Japan shall submit the objections that are then unresolved to the Accounting Firm and such firm shall be directed by Edwards Optionholder and Baxter Japan to resolve the unresolved objections (based solely on the presentations by Edwards Optionholder and by Baxter Japan as to whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles) as promptly as reasonably practicable and to deliver written notice to each of Edwards Optionholder and Baxter Japan setting forth its resolution of the disputed matters. The Preliminary Closing Date Balance Sheet, after giving effect to any Closing Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Closing Date Balance Sheet for purposes of this Agreement.

3.4.  Access to Information.  The parties hereto shall make available to each
      ---------------------
other and, if applicable, the Accounting Firm, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Preliminary Opening Balance Sheet, the Preliminary Closing Date Balance Sheet or any matters submitted to the Accounting Firm pursuant to the terms hereof. The fees and expenses of the Accounting Firm hereunder shall be paid 50% by Edwards Optionholder and 50% by Baxter Japan.

                                  ARTICLE IV
                               PURCHASE AND SALE

4.1.  Purchased Business.  In the event that Edwards Optionholder exercises the
      ------------------
Option, upon the terms and subject to the conditions of this Agreement, on the Closing Date,

Baxter Japan shall sell, transfer, assign, convey and deliver to Edwards Optionholder, and Edwards Optionholder shall purchase from Baxter Japan, on a going concern basis, all of Baxter Japan's right, title and interest in and under the Japanese Edwards Business and all of the assets and properties of Baxter Japan of every kind and description, wherever located, real, personal or mixed, tangible or intangible, relating exclusively to the Japanese Edwards Business as the same shall exist on the Closing Date (herein collectively called the "Purchased Business"), including, without limitation, all right, title and
     ------------------
interest of Baxter Japan in, to and under:

(i) all notes, accounts and other receivables generated by the Japanese Edwards Business;

(ii) all prepayments relating exclusively to the Japanese Edwards Business;

(iii) all raw materials, supplies, work-in-process, spare parts and other materials relating exclusively to the Japanese Edwards Business, other than items of inventory relating to products to be supplied by Baxter Japan to Edwards Optionholder after the Closing under Operating Agreements entered into pursuant to Section 7.3;
            -----------

(iv) all Governmental Permits that relate exclusively to the Japanese Edwards Business including those listed or described in Schedule 4.1(iv);
                                                     ----------------

(v) the real estate leases and leasehold improvements that relate exclusively to the Japanese Edwards Business including those listed or described in
     Schedule 4.1(v) (the "Real Estate Leases");
     ---------------       ------------------

(vi) all machinery, equipment, vehicles, furniture and other personal property that relate exclusively to the Japanese Edwards Business including those listed or described in Schedule 4.1(vi);
                            ----------------

(vii) all Contracts that relate exclusively to the Japanese Edwards Business, including the Japan Distribution Agreement and the Contracts listed or described in Schedule 4.1(vii);
   -----------------

(viii) all trade secrets and other proprietary or confidential information used exclusively in connection with the Japanese Edwards Business;

(ix) all product registrations and import licenses that relate exclusively to the Japanese Edwards Business including those listed or described in
     Schedule 4.1(ix);
     ----------------

(x)  all (x) Software that relates exclusively to the Japanese Edwards Business,
(y) PC-based Software located on hardware included in the assets of the Purchased Business and (z) any Contracts related to the aforementioned
Software;

(xi) all of Baxter Japan's rights, claims or causes of action against third parties relating exclusively to the Japanese Edwards Business;

(xii) all books and records (including all data and other information stored on discs, tapes or other media) of Baxter Japan relating exclusively to the Japanese Edwards Business;

(xiii) all office supplies, production supplies, purchase orders, forms, labels, shipping material, art work, catalogues, sales brochures, operating manuals and advertising and promotional material and all other printed or written material that relate exclusively to the Japanese Edwards Business;

(xiv) Baxter Japan's interest in and to all telephone, telex and telephone facsimile numbers, domain names and other directory listings utilized exclusively in connection with the Japanese Edwards Business; and

(xv) all other assets, tangible or intangible, including all goodwill and all deposits or other security from customers of the Japanese Edwards Business, that are exclusive to the operations of, or otherwise relate exclusively to, the Japanese Edwards Business.

4.2.  Excluded Assets.  Notwithstanding the provisions of Section 4.1, the
      ---------------                                     -----------
Purchased Business shall not include the following (herein referred to as the

"Excluded Assets"):
----------------
(i) all cash, bank deposits and cash equivalents, except for (i) all deposits or other security from customers of the Japanese Edwards Business,
     (ii) deposits securing bonds, letters of credit, leases and all other obligations related to the Japanese Edwards Business and (iii) petty cash and impressed funds related to the Japanese Edwards Business;

(ii) the name "Baxter" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Baxter" or any variation thereof;

(iii) Baxter Japan's rights, claims or causes of action against third parties relating to the Japanese Edwards Business which may arise in connection with the discharge by Baxter Japan of the Excluded Liabilities;

(iv)  [all contracts of insurance;]

(v) all corporate minute books, stock transfer books, the corporate seal and all hanko of Baxter Japan;
         -----
(vi) any right, title or interest of Baxter Japan in any tax refund, credit or benefit (including any income with respect thereto) relating to the operations of the Japanese Edwards Business prior to the Closing Date;

(vii) all assets relating to all employee benefit plans of Baxter Japan, other than as provided in Article X;
                    ---------

(viii) all real estate owned or leased by Baxter Japan at its Miyazaki plant and all leasehold improvements thereon except for those leasehold improvements specifically listed or described in Schedule 4.1(v);
                                    ---------------

(ix)  the IV Business; and

(x) All other assets, properties and rights of Baxter Japan not used exclusively in the conduct of the Japanese Edwards Business and not specifically included in the Purchased Business.

4.3.  Assumed Liabilities.  On the Closing Date, Edwards Optionholder shall
      -------------------
assume and agree to discharge, in accordance with their respective terms and subject to the respective conditions thereof, all contractual and other Liabilities of Baxter Japan arising out of or related to the Japanese Edwards Business, any Divested Business and/or any of the past or present facilities of Baxter Japan used primarily in connection with the Japanese Edwards Business or any Divested Business, including, without limitation:

(i)  All Liabilities in respect of Taxes except income Taxes;

(ii) All Liabilities of Baxter Japan under the Contracts and Real Estate Leases included in the Purchased Business;

(iii) All Liabilities of Baxter Japan under the TK Agreement, other than payment obligations under Articles 11 and 12 of the TK Agreement;

(iv) All warranty, performance and similar obligations entered into or made prior to the Closing Date with respect to the products or services of the Japanese Edwards Business;

(v) All Liabilities related to any and all Actions asserting a violation of any law, rule or regulation related to or arising out of the operations of the Japanese Edwards Business, whether before or after the Closing Date;

(vi) All Liabilities arising under any laws regarding the management, control and clean-up of hazardous materials (including off-site waste disposal liabilities) relating to or arising out of the operations of the Japanese Edwards Business, whether before or after the Closing Date;

(vii) All Liabilities in connection with workers' compensation claims of past, current or prospective employees of the Japanese Edwards Business, whether incurred prior to, on or after the Closing Date;

(viii) All Liabilities relating to severance or termination of any Edwards Employees whether before or after the Closing Date, and including any Edwards Employees who do not accept employment by Edwards Optionholder at the Closing Date;

(ix) All Liabilities associated with the transfer of assets from the Baxter Japan Pension Plan to the Edwards Japan Pension Plan; and

(x) All other Liabilities relating to the Japanese Edwards Business, whether existing on the Closing Date or arising at any time or from time to time after the Closing Date, and whether based on circumstances, events or actions arising before or after the Closing Date, whether or not such Liabilities shall have been disclosed herein, and whether or not reflected on the books and records of Baxter Japan.

All of the foregoing liabilities and obligations to be assumed by Edwards Optionholder hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."
               -------------------

4.4.  Excluded Liabilities.  Edwards Optionholder shall not assume or be
      --------------------
obligated to pay, perform or otherwise discharge any Liability of Baxter Japan not expressly assumed by Edwards Optionholder pursuant to Section 4.3 (all such
                                                          -----------
liabilities and obligations not being assumed being herein called the "Excluded
                                                                       --------
Liabilities") and, notwithstanding anything to the contrary in Section 4.3, none
-----------                                                    -----------
of the following shall be Assumed Liabilities for purposes of this Agreement:

(i)  any Liabilities in respect of income Taxes; and

(ii) any Liabilities or obligations in respect of any Excluded Assets.



                                   ARTICLE V
                        CLOSING; POST-CLOSING ADJUSTMENT

5.1.  Conditions to Closing.  (a)  Following exercise of the Option, the
      ---------------------
obligation of Baxter Japan to close the transactions contemplated hereby is subject to the satisfaction or the waiver by Baxter Japan of each of the following conditions:

(i) The absence of any material statutory, regulatory or judicial prohibition to the consummation of the transactions contemplated hereby; and

(ii) The completion of the transfer from Baxter Japan to Edwards Optionholder of all material Japanese import approvals and product registrations for the Edwards Products or the receipt by Baxter Japan of an agreement by Edwards, in form and substance satisfactory to Baxter Japan in its sole discretion, to indemnify Baxter Japan and its Affiliates for any failure to complete such transfer.

(b) Following exercise of the Option, the obligation of Edwards Optionholder to close the transactions contemplated hereby is subject to the satisfaction or the waiver by Edwards Optionholder of each of the following conditions:

(i) The absence of any material statutory, regulatory or judicial prohibition to the consummation of the transactions contemplated hereby; and

(ii) The completion of the transfer of all material Japanese import approvals and product registrations for the Edwards Products from Baxter Japan to Edwards Optionholder.

5.2.  Closing Date.  The closing of the transactions contemplated by this
      ------------
Agreement (the "Closing") shall be consummated at __:00 A.M., local time, as
                -------
soon as practicable after satisfaction or waiver of the conditions set forth in

Section 5.1(a) (ii) and 5.1(b)(ii), or at such other date and time as may be
-------------------     ----------
agreed upon by Edwards Optionholder and Baxter Japan, at the offices of _________________, or at such other place or at such other time as shall be agreed upon by Edwards Optionholder and Baxter Japan. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date".
-------------

5.3.  Edwards Optionholder's  Deliveries at Closing.  Subject to fulfillment or
      ---------------------------------------------
waiver by Edwards Optionholder of the conditions set forth in Section 5.1(b), at
                                                              --------------
Closing Edwards Optionholder shall (i) pay Baxter Japan an amount equal to the Estimated Strike Price by wire transfer of immediately available funds to the account designated in writing by Baxter Japan and (ii) deliver to Baxter Japan a duly executed Instrument of Assumption and duly executed counterparts of the Operating Agreements.

5.4.  Baxter Japan's Deliveries at Closing.  Subject to fulfillment or waiver by
      ------------------------------------
Baxter Japan of the conditions set forth in Section 5.1(a), at Closing Baxter
                                            --------------
Japan shall deliver to Edwards Optionholder (i) a duly executed Instrument of Assignment and duly executed counterparts of the Operating Agreements and (ii) such other certificates and documents of title, assignment, transfer and conveyance as the parties shall reasonably deem necessary to transfer title in and to the Purchased Business.

5.5.  Post Closing Adjustment.  Promptly (but not later than five days) after
      -----------------------
the Closing Date Balance Sheet becomes final and binding pursuant to Section
                                                                     -------
3.3:
---

(a) if the Strike Price exceeds the Estimated Strike Price, Edwards Optionholder shall pay to Baxter Japan, by wire transfer of immediately available funds to such bank account of Baxter Japan as Baxter Japan shall designate in writing to Edwards Optionholder, the amount of such excess, plus interest on such amount from the Closing Date to the date of payment thereof at [interest rate to come from Kent Stemper]; or

(b) if the Estimated Strike Price exceeds the Strike Price, Baxter Japan shall pay to Edwards Optionholder, by wire transfer of immediately available funds to such bank account of Edwards Optionholder as Edwards Optionholder shall designate in writing to Baxter Japan, the amount of such excess, plus interest on such excess from the Closing Date to the date of payment thereof at [interest rate to come from Kent Stemper].

5.6.  Non-Assignable Contracts.  In the event and to the extent that the parties
      ------------------------
are unable to obtain any consent, approval or amendment to any Contract, lease, license or other rights relating to the Japanese Edwards Business that otherwise would be transferred or assigned to Edwards Optionholder or one of its Subsidiaries as contemplated by this Agreement or any other agreement or document contemplated hereby, (i) Baxter Japan shall continue to be bound thereby and the purported transfer or assignment to Edwards Optionholder shall automatically be deemed deferred until such time as all legal impediments are removed and/or all necessary consents have been obtained, and
(ii) unless not permitted by the terms thereof or by law, Edwards Optionholder shall pay, perform and discharge fully all the obligations of Baxter Japan thereunder from and after the Closing Date, or such earlier date as such transfer or assignment otherwise would have taken place, and indemnify Baxter Japan and its Affiliates for all indemnifiable Losses arising out of such performance by Edwards Optionholder. Baxter Japan shall, without further consideration therefor, pay and remit to Edwards Optionholder promptly all monies, rights and other considerations received in respect of such performance. Baxter Japan shall exercise or exploit its rights and options under all such Contracts, leases, licenses and other rights and commitments referred to in this
Section 5.6 only as reasonably directed by Edwards Optionholder and at Edwards
-----------
Optionholder's expense. If and when any such consent shall be obtained or such Contract, lease, license or other right shall otherwise become assignable or be able to be novated, Baxter Japan shall promptly assign and novate (to the extent permissible) all of its rights and obligations thereunder to Edwards Optionholder without payment of further consideration, and Edwards Optionholder shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the assignment of any Contract, lease, license or other right (or the proceeds thereof) pursuant to this Section
                                                                         -------
5.6 is prohibited by law, the assignment provisions of this Section 5.6 shall
---                                                         -----------
operate to create a subcontract with Edwards Optionholder to perform each relevant unassignable Contract, lease or license of Baxter Japan at a subcontract price equal to the monies, rights and other considerations received by Baxter Japan with respect to the performance by Edwards Optionholder under such subcontract.

5.7.  Further Assurances.  (a)  In addition to the actions specifically provided
      ------------------
for elsewhere in this Agreement, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby. Without limiting the generality of the foregoing, each party shall cooperate with the other party to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Body or any other Person under any permit, license, Contract or other instrument, and to take all such other actions as such party may reasonably be requested to take by the other party from time to time, consistent with the terms of this Agreement, in order to confirm the title of Edwards Optionholder to all of the Japanese Edwards Business, to put Edwards Optionholder in actual possession and operating control of the Purchased Business and to permit Edwards Optionholder to exercise all rights with respect thereto and to effectuate the provisions and purposes of this Agreement, and the other agreements and documents contemplated hereby; provided, however, that Edwards Optionholder shall be solely liable for the
--------  -------
payment of any costs associated with transferring any import approvals and product registrations for the Edwards Products; and provided further, that
                                                    -------- -------
except as stated in the previous proviso, neither party shall be obligated to pay any consideration to any third party in connection with any of the foregoing. In addition, Baxter Japan shall use reasonable efforts to remove or cause to be removed any liens for borrowed money existing on the Purchased Business immediately prior to the Closing Date other than liens securing Assumed Liabilities or liens incurred in connection with the transactions contemplated by this Agreement.

(b) If, as a result of mistake, oversight or otherwise, any asset reasonably necessary to the conduct of the Japanese Edwards Business is not transferred to Edwards Optionholder, or any asset reasonably necessary to the conduct of the Retained Business is transferred to Edwards Optionholder, Edwards Optionholder and Baxter Japan shall negotiate in good faith after the Closing Date to determine whether such asset should be transferred to Edwards Optionholder or Baxter Japan, as the case may be, and/or the terms and conditions upon which such asset shall be made available to Edwards Optionholder or Baxter Japan, as the case may be. Unless expressly provided to the contrary in this Agreement and the other agreements and documents contemplated hereby, if as a result of mistake, oversight or otherwise, any Liability arising out of or relating to the Japanese Edwards Business is retained by Baxter Japan, or any Liability arising out of or relating to the Retained Business is assumed by Edwards Optionholder, Edwards Optionholder and Baxter Japan shall negotiate in good faith after the Closing Date to determine whether such Liability should be transferred to Edwards Optionholder or Baxter Japan, as the case may be, and/or the terms and conditions upon which any such Liability shall be transferred.

(c) If either party identifies any commercial or other service that is needed to assure a smooth and orderly transition of the Japanese Edwards Business in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or the Operating Agreements, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which one party will provide such service to the other party.

5.8.  Novation of Assumed Liabilities.  (a)  It is expressly understood and
      -------------------------------
agreed to by the parties that upon the assumption by Edwards Optionholder of the Assumed Liabilities, Baxter Japan and its officers, directors, and employees shall be released unconditionally by Edwards Optionholder from any and all Liability, whether joint, several or joint and several, for the discharge, performance or observance of any of the Assumed Liabilities, so that Edwards Optionholder will be solely responsible for such Assumed Liabilities.

(b) Edwards Optionholder shall, at the request of Baxter Japan, use commercially reasonable efforts to obtain, or cause to be obtained, any consent, approval, release, substitution or amendment required to novate (including with respect to any government contract) or assume all obligations under the Assumed Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than Edwards Optionholder and its Affiliates; provided, however, that Edwards
                                              --------  -------
     Optionholder shall not be obligated to pay any consideration therefor to any third party from whom such consents, approvals, releases, substitutions or amendments are requested.

(c) In the event that the Parties are unable to obtain a novation or assignment and release with respect to a particular Contract included in the Purchased Business, at the expiration of the base term of such Contract, Edwards Optionholder agrees that it will not exercise any option to renew such Contract or, to the extent such Contract provides for automatic renewal, Edwards Optionholder agrees that it will not allow such Contract to enter an auto-renewal period unless Edwards Optionholder obtains the prior written consent of Baxter Japan to such extension or auto-renewal.

                                  ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1.  Organization, Good Standing and Authority of Baxter Japan.  Baxter Japan
      ---------------------------------------------------------
hereby represents and warrants to Edwards Optionholder as follows: Baxter Japan is a corporation duly organized and validly existing and in good standing under the laws of Japan. Baxter Japan has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Baxter Japan have been duly authorized and approved by Baxter Japan's board of directors and stockholders. This Agreement has been duly authorized, executed and delivered by Baxter Japan.

6.2.  Organization, Good Standing and Authority of Edwards Optionholder.
      -----------------------------------------------------------------
Edwards Optionholder represents and warrants to Baxter Japan as follows: Edwards Optionholder is a corporation duly organized and validly existing under the laws of Japan. Edwards Optionholder has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Edwards Optionholder has been duly authorized and approved by Edwards Optionholder's board of directors and do not require the further authorization or consent of Edwards Optionholder or its stockholder. This Agreement has been duly authorized, executed and delivered by Edwards Optionholder.

6.3.  No Other Representations or Warranties.  Baxter Japan does not represent
      --------------------------------------
or warrant in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any of the Purchased Business or (ii) as to the legal sufficiency to convey title to any part of the Purchased Business on the execution, delivery and filing of the Instrument of Assignment. ALL ASSETS INCLUDED IN THE PURCHASED BUSINESS ARE BEING TRANSFERRED ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and Edwards Optionholder shall bear the economic and legal risks that any conveyances of such assets shall prove to be insufficient or that Edwards Optionholder's title to any such assets shall be other than good and marketable and free of encumbrances. Baxter Japan does not make any representation or warranty with respect to whether the consents, approvals, or filings and applications obtained or made prior to consummation of the transactions contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, and, subject to Section 5.6, Edwards Optionholder
                                              -----------
shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with.

                                  ARTICLE VII
                             PRE-CLOSING COVENANTS

7.1.  Operation of Japanese Edwards Business.  (a)  Until either (i) the Closing
      ---------------------------------------
Date (if the Option is exercised) or (ii) the end of the Exercise Period (if the Option is not exercised), Baxter Japan shall operate and carry on the Japanese Edwards Business (pursuant to the terms of the TK Agreement (if applicable)) only in the ordinary course and substantially as presently operated and shall not, without the express written approval of Edwards Optionholder:

(i)  change the primary line of business of the Japanese Edwards Business; or

(ii) sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, any of the assets of the Japanese Edwards Business that, upon exercise of the Option, would constitute part of the Purchased Business (including, without limitation, Baxter Japan's rights under the Distribution Agreement), other than accounts receivable, inventory and other property sold or otherwise disposed of for fair value in the ordinary course of the Japanese Edwards Business consistent with past practice; provided, however, that this clause (ii) shall not apply to any transfer of all of the assets of the Japanese Edwards Business to an Affiliate of Baxter Japan in which case all of such transferred assets shall remain subject to the Option.

(b) If the Option is exercised, then from and after the date it receives the Notice of Exercise through and including the Closing Date, Baxter Japan shall not, without the approval of the Edwards Division President:

(i) make any change in the Japanese Edwards Business or its operations or make any capital expenditure in respect of the Japanese Edwards Business which shall exceed the amount budgeted therefor;

(ii) enter into any contract for the purchase or sale of real property that would be included in the Purchased Business or exercise any option to extend a Real Estate Lease;

(iii) sell, lease (as lessor), transfer or otherwise dispose of (other than to an Affiliate of Baxter Japan), or mortgage or pledge, or impose or suffer to be imposed any lien, charge, security interest, mortgage, pledge or other defect in title on, any part of the Purchased Business, other than accounts receivable, inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Japanese Edwards Business consistent with past practice and other than Permitted Encumbrances;

(iv) cancel any debts owed to or claims held by Japanese Edwards Business (including the settlement of any claims or litigation) other than in the ordinary course of the Japanese Edwards Business consistent with past practice;

(v) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money in respect of the Japanese Edwards Business or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial

     Accounting Standards No. 13);

(vi) accelerate or delay collection of any notes or accounts receivable generated by the Japanese Edwards Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Japanese Edwards Business consistent with past practice;

(vii) delay or accelerate payment of any account payable or other liability of the Japanese Edwards Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Japanese Edwards Business consistent with past practice;

(viii) allow the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Japanese Edwards Business to vary in any material respect from the levels customarily maintained;

(ix) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Japanese Edwards Business; or

(x) make any change in the compensation of the employees of the Japanese Edwards Business other than changes made in accordance with normal compensation practices and consistent with past compensation practices.

7.2.  Consents of Third Parties; Governmental Approvals.  (a)  If the Option is
      -------------------------------------------------
exercised, Baxter Japan and Edwards Optionholder will act diligently and reasonably to secure the consent, approval or waiver of any third party that is reasonably required for the consummation of transactions contemplated by this Agreement; provided, however, that Edwards Optionholder shall be solely liable
           --------  -------
for the payment of any costs associated with transferring any import approvals and product registrations for the Edwards Products; and provided further, that
                                                        -------- -------
except as stated in the previous proviso, neither party shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided further, that Baxter Japan shall not make
                           -------- -------
any agreement or understanding affecting the Purchased Business or the Japanese Edwards Business as a condition for obtaining any such consents or waivers except with the prior written consent of Edwards Optionholder.

(b) If the Option is exercised, Baxter Japan and Edwards Optionholder shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to assign or transfer any Governmental Permits to Edwards Optionholder or to permit the consummation of the transactions contemplated by this Agreement; provided that Baxter Japan shall not make any agreement
                        --------
     or understanding affecting the Purchased Business or the Japanese Edwards Business as a condition for obtaining any such consents or approvals except with the prior written consent of Edwards Optionholder.

7.3.  Services.  If the Option is exercised, Edwards Optionholder and Baxter
      --------
Japan will work together to identify any services (including those relating to occupation and use of facilities) that are needed to assure a smooth and orderly transition of the Japanese Edwards Business and, to the extent practicable, negotiate and prepare mutually acceptable agreements to govern the provision of such services after the Closing Date (the "Operating Agreements"). Schedule 7.3 sets forth a
                       --------------------     ------------
non-exclusive list of services and facilities for which Operating Agreements may be required.

7.4.  Financial Statements.  Until either (i) the Closing Date (if the Option is
      --------------------
exercised) or (ii) the end of the Exercise Period (if the Option is not exercised), Baxter Japan will deliver to Edwards Optionholder, within 25 days after the end of each fiscal quarter, an unaudited balance sheet, income statement with respect to the Japanese Edwards Business, all prepared in accordance with the Agreed Accounting Principles.

                                 ARTICLE VIII
                             POST-CLOSING COVENANTS

          The following covenants shall apply from and after the Closing Date:

8.1.  Collection of Accounts Receivable.
      ---------------------------------

(a) Baxter Japan shall be entitled to control all collection actions related to the Retained Business, including the determination of what actions are necessary or appropriate and when and how to take any such action.

(b) CVG and its Subsidiaries shall be entitled to control all collection actions related to the Purchased Business, including the determination of what actions are necessary or appropriate and when and how to take any such action.

(c) If, after the Closing Date, Edwards Optionholder or any of its Affiliates shall receive any remittance from any account debtors with respect to the accounts receivable arising out of the Retained Business or other amounts due Baxter Japan in respect of services rendered or products sold by Baxter Japan after the Closing Date, or Baxter Japan or any of its Affiliates shall receive any remittance from any account debtors with respect to the accounts receivable arising out of the Purchased Business or other amounts due Edwards Optionholder or its Affiliates in respect of services rendered or products sold by Edwards Optionholder or its Affiliates after the Closing Date, such party shall receive and deposit such remittance and deliver cash in an amount equal thereto to the other party as soon as practicable. In the absence of any designation of the specific invoice being paid by a customer thereby, payments from account debtors shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor owing to either Edwards Optionholder or Baxter Japan.

(d) Each party shall deliver to the other such schedules and other information with respect to the accounts receivable included in the Purchased Business and those not included therein as each shall reasonably request from time to time in order to permit such parties to reconcile their respective records and to monitor the collection of all accounts receivable (whether or not included in the Purchased Business). Each party shall afford the other reasonable access to its books and records relating to any accounts receivable.

8.2.  Agreements Relating to Edwards Optionholder and Baxter Japan.  (a)  Each
      ------------------------------------------------------------
of Edwards Optionholder and Baxter Japan shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate, make effective and perform its or its Subsidiaries' allocable portion of all purchase, distribution and other obligations under all Contracts with customers, suppliers, vendors or other third parties relating to both the Japanese Edwards Business and the Retained Business (the "Shared Agreements"). Each of Baxter Japan and Edwards
               -----------------
Optionholder shall be entitled to the rights and privileges of its allocable portion of the Shared Agreements.

(b) Each of Edwards Optionholder and Baxter Japan shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to afford the rights and privileges of the allocable portion of the Shared Agreements to the other.

(c) Liabilities pursuant to, arising under or relating to a Shared Agreements shall be allocated between Baxter Japan, on the one hand, and Edwards Optionholder on the other hand, as follows:

(i) First, if a Liability is incurred exclusively in respect of a benefit received by one party, the party receiving such benefit shall be responsible for such Liability; and

(ii) Second, if a Liability cannot be so allocated under clause (i), such Liability shall be allocated between the parties based on the relative proportions of total benefit received (based upon the performance under such Shared Agreement during the twelve-month period immediately prior to the Closing Date) under the relevant Shared Agreement. Notwithstanding the foregoing, each party shall be responsible for any and all Liabilities arising out of or resulting from its breach of the relevant Shared Agreement.

(d) If either Baxter Japan, on the one hand, or Edwards Optionholder, on the other hand, improperly receives any benefit or payment under any Shared Agreement that was intended for the other, the party receiving such benefit or payment will use commercially reasonable efforts to deliver, transfer or otherwise afford such benefit or payment to the other party.

8.3.  Informal, Nondocumented Real Estate Leases.  Each party may continue to
      ------------------------------------------
occupy, from and after the Closing Date, such space in the facilities of the other party as is occupied immediately prior to the Closing Date, or such other space therein as may be mutually agreed to from time to time by Edwards Optionholder and Baxter Japan, and which occupancy is otherwise not documented by any written leasing agreement or otherwise provided for in the Operating Agreements, on the following terms and conditions:

(a) The occupying party shall pay to the other party rent with respect to such occupied space for the period from and after the Closing Date during which such space is so occupied, which rent shall be determined by the other party on the same basis on which the other party allocates rent with respect to the occupancy of space by business units of the other party or as the occupying party presently is paying, whichever is lower. Such rent shall be payable from time to time by the occupying party (but not more frequently than monthly) promptly following delivery by the other party to the occupying party of a statement therefor.

(b) The occupying party may, at any time, upon not less than 15 days' prior written notice to Baxter's Director of Corporate Real Estate, with a copy to Edwards, terminate its occupancy of any or all of such space.

(c) The other party may, at any time, upon not less than 30 days' prior written notice to the occupying party, require the occupying party to cease occupancy of any or all of such space as designated in a notice sent to the occupying party.

                                  ARTICLE IX
                            [INTENTIONALLY OMITTED]


                                   ARTICLE X
                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

10.1.  Employment of Edwards Employees.  On the Closing Date, Edwards
       --------------------------------
Optionholder shall make an offer to employ each Edwards Employee at the same salary and wage rate levels (including bonus programs) paid by Baxter Japan as in effect on the Closing Date; provided, however, that Edwards Optionholder and
                               --------  -------
its Affiliates retain the right to determine the compensation of all such Edwards Employees after the Closing Date. Edwards Optionholder and Baxter Japan shall use commercially reasonable efforts to accomplish any transfers of employment required by this Section 10.1 in a timely manner. Each Edwards
                            ------------
Employee who accepts this offer of employment is referred to as a "Transferred
                                                                   -----------
Employee".
--------

10.2.  Terminations/Layoff/Severance.  Edwards Employees shall not be eligible
       -----------------------------
for any severance benefits from Baxter Japan as a result of either their employment by Edwards Optionholder or its Affiliates or any subsequent termination of employment with Edwards Optionholder or its Affiliates.

10.3.  Employee Benefit Plans.   (a)  Except as otherwise specifically provided
       ----------------------
in this Article X, all Transferred Employees shall cease to participate in the
        ---------
Baxter Japan employee benefit plans and programs (the "Baxter Plans") as of the
                                                       ------------
Closing Date.

(b) No later than the Closing Date, Edwards Optionholder and/or its Affiliates shall establish its own employee benefit plans and programs for the benefit of eligible Transferred Employees including, but not limited to, a pension plan (the "Edwards Japan Pension Plan"), [a savings plan (the "Edwards Japan Savings Plan"),] a medical plan (including dental and vision), a long-term disability plan, a group life insurance plan, an overseas travel insurance plan, and a housing loan subsidy program (collectively, the

     "Edwards Welfare Plans").  Additionally, Edwards Optionholder shall
     ----------------------
     continue to contribute to the ["Kosei Nenkin" Old Age Employees' Pension Plan] on behalf of Transferred Employees.

     Notwithstanding the foregoing, Edwards Optionholder shall not contribute on behalf of the Transferred Employees to the multiemployer fund entitled the [Employee Pension Fund].

10.4.  Transfer of Account Balances and Accrued Benefits.  Subject to applicable
       -------------------------------------------------
law and the provisions of the [Baxter Tax Qualified Pension Plan] (the "Baxter
                                                                        ------
Japan Pension Plan"), as soon as administratively practicable following the
------------------
Closing Date, or effective as of any other date as agreed to in writing by the plan administrator for the Baxter Japan Pension Plan and the plan administrator for the Edwards Japan Pension Plan, the accrued benefits (the "Transferred
                                                               -----------
Accrued Benefits") of all Baxter Japan Pension Plan participants who are
----------------
Transferred Employees shall be transferred from the Baxter Japan Pension Plan to [the Edwards Japan Pension Plan] (the "Edwards Japan Pension Plan"). The amount
                                       --------------------------
of Transferred Accrued Benefits shall be determined by the actuaries for the respective plans by the Closing Date in accordance with the methodology described in Schedule 10.4. Each Transferred Employee shall receive credit for
             -------------
all purposes under the Edwards Japan Pension Plan for the periods of service with Baxter Japan or any of its Subsidiaries or Affiliates. The plan administrator for the Edwards Japan Pension Plan shall take any other action reasonably requested by the plan administrator for the Baxter Japan Pension Plan that is necessary or advisable, in the opinion of the plan administrator for the Baxter Pension Plan, to maintain the tax-qualified status of the Baxter Japan Pension Plan or to avoid the imposition of any penalties with respect to such plan.

10.5.  Welfare Benefits.
       ----------------

(a) Each Transferred Employee who becomes eligible to participate in the Edwards Welfare Plans shall be credited under such plans with periods of service with any Baxter Japan Group Member for all purposes under such plans.

(b) Baxter Japan shall pay all costs associated with the provision of disability benefits to any Edwards Employee or former Edwards Employee who as of the Closing Date is totally and permanently disabled. Edwards Optionholder shall pay all costs associated with the provision of disability benefits to any Edwards Employee or former Edwards Employee other than the persons described in the first sentence of this Section 10.5(b) in an amount equal to the benefits such persons would have received if they had remained covered under the Baxter Plans during the period of such disability leave. Notwithstanding the foregoing, any Transferred Employee receiving benefits under the [Baxter Japan Long-Term Disability Plan] on the Closing Date shall continue to receive benefits under the terms of such plan and the insurance contract used to fund such plan, and Edwards Optionholder shall not be charged for the payment of such benefits. [As of the Closing Date, Edwards Optionholder shall assume all Liabilities determined under FAS 112 relating to all Edwards Employees.]

(c) Baxter Japan shall pay all claims under the [Baxter Japan Medical Plan] (including dental and vision benefits) relating to Transferred Employees that as of the Closing Date have been incurred but not paid, but only if claims for such costs are submitted in written form to the authorized agents of Baxter Japan during the six-month period beginning on the Closing Date.

10.6.  Stock Purchase Plans.  Except as otherwise provided in the Baxter Stock
       --------------------
Purchase Plan, on the Closing Date, all Transferred Employees shall cease to be eligible to purchase Baxter Common Stock under the terms of the Baxter International Inc. Employees Stock Purchase Plan for International Employees (the "Baxter Stock Purchase Plan").
      --------------------------

10.7.  Workers' Compensation.  As soon as administratively practicable following
       ---------------------
the Closing Date, a risk management representative for each of the parties shall agree upon the allocation between the parties of responsibility and liability for workers' compensation claims and expenses relating to current and former Edwards Employees.

10.8.  Vacation Pay Policy.  After the Closing Date, it is expected that Edwards
       -------------------
Optionholder shall maintain for its employees a vacation pay policy, and Edwards Optionholder shall be responsible for costs incurred to provide vacation pay to Transferred Employees following such date. Edwards Optionholder shall assume any and all Baxter Japan Liabilities to provide to Transferred Employees vacation that such persons accrued under the Baxter Japan vacation pay policy as of the Closing Date, and no payment of such accrued vacation pay shall be made by Baxter Japan on the Closing Date.

10.9.  Information to be Provided to Baxter Japan.  Edwards Optionholder (or its
       ------------------------------------------
applicable Affiliate) shall provide any information that Baxter Japan may reasonably request, including information relating to dates of termination of employment, in order to provide benefits to any eligible Transferred Employee under the terms and conditions described herein or under the applicable Baxter Plans. Any information relating to an employee's termination of employment shall be provided by Edwards Optionholder to Baxter Japan as soon as available to Edwards Optionholder or any of its Affiliates, but in any event no later than 30 days after such information is made available to Edwards Optionholder or any such Affiliates.

10.10.  Transfer of Employee Files.  By a specified date as agreed upon by
        --------------------------
Edwards Optionholder and Baxter Japan following the Closing Date, Baxter Japan shall transfer to Edwards Optionholder complete copies of the personnel files relating to all Transferred Employees.

10.11.  Employment Solicitation.  During the period beginning on the Closing
        -----------------------
Date and ending one year after the Closing Date, neither Baxter Japan nor Edwards Optionholder shall, nor shall they permit any of their respective Subsidiaries, Affiliates or agents to, directly or indirectly, except as provided in the following sentence, actively solicit or recruit for employment any then current employee of the other or of any of the other's Subsidiaries. Nothing contained in this Section 10.11 shall (i) prohibit the hiring of any
                          -------------
employee who in good faith is believed to be actively seeking employment on his or her own initiative without prior contact initiated by any employee or agent of the company where employment is sought, or any of such company's Affiliates; provided, however, that such employee or the hiring company has obtained authorization from the Department Manager of Human Resources of his or her current employer; or (ii) prohibit Baxter Japan or Edwards Optionholder or any of their respective Subsidiaries from hiring any person who has terminated employment with the other company. The foregoing restriction shall cease to apply one year after the Closing Date.

                                  ARTICLE XI
                               INSURANCE MATTERS

11.1.  Insurance Prior to the Closing Date.  Edwards Optionholder does hereby
       -----------------------------------
agree that Baxter Japan shall not have any Liability whatsoever as a result of the insurance policies and practices of Baxter Japan in effect at any time prior to the Closing Date, including any assistance rendered to Edwards Optionholder by Baxter Japan in the placement of its insurance program, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy and the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

11.2.  Ownership of Existing Policies and Programs.  Baxter Japan shall continue
       -------------------------------------------
to own all property, casualty and liability insurance policies and programs, including primary and excess general liability, errors and omissions, automobile, workers' compensation, property, fire, crime, surety and other similar insurance policies, in effect on or before the Closing Date (collectively, the "Baxter Japan Policies" and individually, a "Baxter Japan
                   ----------------------                       -------------
Policy").  [Baxter Japan shall use commercially reasonable efforts to maintain
------
commercially reasonable insurance coverage in full force and effect up to and including the Closing Date, and, subject to the provisions of this Agreement, Baxter Japan shall retain all of its rights, benefits and privileges, if any, under the Baxter Japan Policies.] Nothing contained herein shall be construed to be an attempt to assign or to change the ownership of the Baxter Japan Policies.

11.3.  Procurement of Insurance for Edwards Optionholder.  To the extent not
       -------------------------------------------------
already provided for by the terms of the Baxter Japan Policies, Baxter Japan shall use commercially reasonable efforts to cause Edwards Optionholder [and its Affiliates] to be named as additional insureds under Baxter Japan Policies whose effective policy periods include the Closing Date, in respect of claims for which coverage is available under the terms and conditions of Baxter's policies, arising out of or relating to periods prior to the Closing Date; provided,
                                                                 --------
however, that nothing contained herein shall be construed to require Baxter
-------
Japan to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any Baxter Japan Policy in order to effect the naming of Edwards Optionholder [or its Affiliates] as such additional insureds.

11.4.  Acquisition and Maintenance of Post-Closing Edwards Optionholder's
       ------------------------------------------------------------------
Insurance Policies and Programs.  Commencing on and as of the Closing Date,
--------------------------------
Edwards Optionholder shall be responsible for establishing and maintaining separate property, casualty and liability insurance policies and programs (including primary and excess general liability, errors and omissions, automobile, workers' compensation, property, fire, crime, surety and other similar insurance policies) for activities and claims involving Edwards Optionholder and the Japanese Edwards Business. Edwards Optionholder will exercise commercially reasonable efforts to secure liability insurance to avoid potential gaps in coverage for claims arising from events prior to the Closing Date, which gap would not exist had the Japanese Edwards Business continued to be covered with the same retroactive dates existing in the Baxter Japan Policies in effect on the Closing Date. Edwards Optionholder shall be responsible for all administrative and financial matters relating to insurance policies established and maintained by Edwards Optionholder for claims relating to any period on or after the Closing Date involving Edwards

Optionholder. Notwithstanding any other agreement or understanding to the contrary, except as set forth in this Section 11.7 with respect to claims
                                      ------------
administration and financial administration of the Baxter Japan Policies, Baxter Japan shall not have any responsibility for or obligation to Edwards or any of its Affiliates relating to property and casualty insurance matters for any period, whether prior to, on or after the Closing Date.

11.5.  Edwards Optionholder Directors' and Officers' Insurance.  Baxter [Japan]
       --------------------------------------------------------
shall use commercially reasonable efforts to cause the persons currently serving as officers and/or directors of Baxter Japan to be covered for a period of [six
(6)] years from the Closing Date by the directors' and officers' liability insurance policy maintained by Baxter as of the Closing Date (including corporate reimbursement) (provided that Baxter Japan may substitute therefor
                          --------
policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to matters covered under the existing policy occurring prior to the Closing Date that were committed by such officers and/or directors in their capacity as such;

provided, however, that in no event shall Baxter be required to expend with
--------  -------
respect to any year more than 200% of the current annual premium expended by Baxter (the "Insurance Amount" to maintain or procure insurance coverage
            -----------------
pursuant hereto; and provided, further, that if Baxter is unable to maintain or
                     --------  -------
obtain the insurance called for by this Section 11.5, Baxter shall use
                                        ------------
commercially reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount. In the event Baxter [Japan] or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Baxter [Japan] assume the obligations set forth in this Section 11.5.
                                                                   ------------
The provisions of this Section 11.5 are intended to be for the benefit of, and
                       ------------
shall be enforceable by, each such officer and director and his or her heirs and representatives.] As provided in Section 12.4, any amount Edwards Optionholder
                                  ------------
is required to pay to Baxter Japan as an indemnity under this Agreement is reduced to the extent Baxter Japan receives insurance proceeds from the above coverage, but only to the extent such proceeds are actually received by Baxter Japan.

11.6.  Pre-Distribution Insurance Claims Administration.  Edwards Optionholder
       ------------------------------------------------
acknowledges that Baxter Japan has and will continue to experience losses and receive claims that are, or might be, covered by one or more Baxter Japan Policies, and prior to the Closing Date will make decisions and commitments regarding administration of such claims, including reaching agreements and stipulations regarding such claims (collectively, "Pre-Closing Claims
                                                  -------------------
Administration").  Edwards Optionholder covenants not to contest or challenge in
----------------
any manner any action taken by Baxter Japan prior to the Closing Date in connection with or relating to Pre-Closing Claims Administration, or to interfere with the performance of any agreement, commitment or stipulation so made by Baxter Japan in connection with or relating to Pre-Closing Claims Administration.

11.7.  Post-Distribution Insurance Claims Administration.  Baxter Japan shall
       --------------------------------------------------
have the primary right, responsibility and authority for claims administration and financial administration of claims that relate to or affect the Baxter Japan Policies. Upon notification by Edwards Optionholder of a claim relating to Edwards Optionholder [or an Affiliate thereof] under one or more of the Baxter Japan Policies, Baxter Japan shall cooperate with Edwards

Optionholder in asserting and pursuing coverage and payment for such claim by the appropriate insurance carrier(s). In asserting and pursuing such coverage and payment, Baxter Japan shall have sole power and authority to make binding decisions, determinations, commitments and stipulations on its own behalf and on behalf of Edwards Optionholder, which decisions, determinations, commitments and stipulations shall be final and conclusive if made to maximize the overall economic benefit of the Baxter Japan Policies. Edwards Optionholder assumes responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges (collectively, "Insurance Charges") whenever arising, which shall become due and payable under
------------------
the terms and conditions of any applicable Baxter Japan Policy in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or liabilities of the Japanese Edwards Business, whether the same relate to the period prior to, on or after the Closing Date. To the extent that the terms of any applicable Baxter Japan Policy provide that Baxter Japan shall have an obligation to pay or guarantee the payment of any Insurance Charges relating to Edwards Optionholder, Baxter Japan shall be entitled to demand that Edwards Optionholder make such payment directly to the Person [or any of its Affiliates] entitled thereto. In connection with any such demand, Baxter Japan shall submit to Edwards Optionholder a copy of any invoice received by Baxter Japan pertaining to such Insurance Charges together with appropriate supporting documentation, to the extent available. In the event that Edwards Optionholder fails to pay any such Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Baxter Japan, Baxter Japan may (but shall not be required to) pay such insurance charges for and on behalf of Edwards Optionholder and, thereafter, Edwards Optionholder shall forthwith reimburse Baxter Japan for such payment. Subject to the other provisions of this Article XI, the retention by Baxter Japan of the Baxter Japan
                   ----------
Policies and the responsibility for claims administration and financial administration of such policies are in no way intended to limit, inhibit or preclude any right of Edwards Optionholder, Baxter Japan or any other insured to insurance coverage for any Insured Claims under the Baxter Japan Policies.

11.8.  Non-Waiver of Rights to Coverage.  An insurance carrier that otherwise
       --------------------------------
would be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the provisions of this Article XI,
                                                                     ----------
have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurance carrier or any third-party shall be entitled to a windfall (i.e., a benefit they would not be entitled to receive had the Closing
          ----
not occurred or in the absence of the provisions of this Article XI) by virtue
                                                         ----------
of the provisions hereof.


11.9.  Scope of Affected Policies of Insurance.  The provisions of this Article
       ----------------------------------------                         -------
XI relate solely to matters involving liability, casualty and workers'
--
compensation insurance, and shall not be construed to affect any obligation of or impose any obligation on the parties with respect to any life, health and accident, dental or medical insurance policies applicable to any of the officers, directors, employees or other representatives of the parties or their Affiliates.

                                  ARTICLE XII
                                INDEMNIFICATION

12.1.  Indemnification by Edwards Optionholder.  From and after the Closing
       ---------------------------------------
Date, Edwards Optionholder shall indemnify and hold harmless each Baxter Japan Group Member from and against any and all Loss and Expense incurred or suffered by such Baxter Japan Group Member in connection with, relating to, arising our of or due to, directly or indirectly, any of the following items:

(a) the Japanese Edwards Business as conducted on or at any time prior to the Closing Date (other than Excluded Liabilities);

(b)  the Purchased Business;

(c)  the Assumed Liabilities;

(d) the breach by Edwards Optionholder of any covenant or agreement set forth in this Agreement or the Instrument of Assumption, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Expense or Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported;

(e) the employee benefits provided or the actions taken or omitted to be taken with respect thereto in connection with this Agreement or otherwise relating to the provision of employee benefits to Edwards Employees, their beneficiaries, alternate payees or any other person claiming benefits through them (except to the extent such Expenses or Losses are specifically allocated to Baxter Japan pursuant to Section 12.2(e), including Expenses
                                           ---------------
     or Losses arising in connection with (i) Edwards Optionholders' reduction, elimination or failure to provide any benefit accrued by its employees (including benefits accrued prior to the Closing Date) and (ii) the transfer of account balances and accrued benefits as described in Section
                                                                       -------
     10.4 where such Expenses or Losses are incurred as a result of any act or
     ----
     omission by Edwards Optionholder (or a representative of Edwards Optionholder);

(f)  the indemnifiable matters set forth in Section 5.6 and Article X; and
                                            -----------     ---------

(g) Baxter Japan's inability to terminate the employment of any Edwards Employees following the termination or expiration of this Agreement.

12.2.  Indemnification by Baxter Japan.  From and after the Closing Date, Baxter
       -------------------------------
Japan shall indemnify and hold harmless each Edwards Optionholder Group Member from and against any and all Loss and Expense incurred or suffered by such Edwards Optionholder Group Member in connection with, relating to, arising out of or due to, directly or indirectly, any of the following items:

(a) the business (other than the Japanese Edwards Business) conducted by Baxter Japan on or at any time prior to the Closing Date;

(b) the assets owned by Baxter Japan other than assets included in the Purchased Business and the Shared Agreements;

(c) the Liabilities (including the Excluded Liabilities) of Baxter Japan other than the Assumed Liabilities;

(d) the breach by Baxter Japan of any covenant or agreement set forth in this Agreement or the Instrument of Assignment, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Expense or Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported; and

(e) Baxter Japan's reduction, elimination or failure to provide any benefit previously provided to its employees, other than a benefit assumed by Edwards Optionholder pursuant to Article X, or any act or omission by
                                      ---------
     Baxter Japan in connection with the transfer of assets and liabilities as described in Section 10.4.
                  ------------

12.3.  Applicability of and Limitation on Indemnification.
       --------------------------------------------------

(a)  EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE INDEMNITY OBLIGATIONS UNDER THIS
     ARTICLE XII SHALL APPLY NOTWITHSTANDING ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY INDEMNIFIED PARTY AND SHALL APPLY WITHOUT REGARD TO WHETHER THE LOSS, LIABILITY, CLAIM, DAMAGE, COST OR EXPENSE FOR WHICH INDEMNITY IS CLAIMED HEREUNDER IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY OR ARISES AS AN OBLIGATION FOR CONTRIBUTION.

(b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BAXTER JAPAN BE LIABLE TO ANY EDWARDS OPTIONHOLDER GROUP MEMBER, OR EDWARDS OPTIONHOLDER BE LIABLE TO ANY BAXTER JAPAN GROUP MEMBER, UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF ANTICIPATED PROFITS OR LOSS OR DIMINUTION OF REVENUES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEPT TO THE EXTENT THAT SUCH LIABILITY HAS BEEN ASSERTED BY A THIRD PARTY AGAINST A PARTY ENTITLED TO INDEMNIFICATION HEREUNDER.

12.4.  Adjustment of Indemnifiable Losses.
       ----------------------------------
(a)  The amount that either party (an "Indemnifying Party") is required to pay
                                       ------------------
     to any Person entitled to indemnification hereunder (an "Indemnified
                                                              -----------
     Party") shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Expense or Loss. If an Indemnified Party receives a payment (an "Indemnity Payment") required by
                                               -----------------
     this Agreement from an Indemnifying Party in respect of any Expense or Loss and subsequently actually receives Insurance Proceeds or other amounts in respect of such Expense or Loss, then such Indemnified Party shall pay to the Indemnifying Party a sum equal to the lesser of (i) the amount of such Insurance Proceeds or other amounts actually received or (ii) the net amount of Indemnity Payments actually received previously. The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy.

(b) An insurer who otherwise would be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third-party shall be entitled to a "windfall" (i.e., a benefit he or she would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

(c) If any Indemnified Party realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred an Expense or a Loss for which such Indemnified Party receives an Indemnity Payment from an Indemnifying Party (or by reason of the receipt of any Indemnity Payment), then such Indemnified Party shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax detriment (taking into account, without limitation, any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnified Party by reason of having incurred an Expense or a Loss (or by reason of the receipt of any Indemnity Payment) shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or loss or inclusion in income for such period resulting from such Expense or Loss (or the receipt of any Indemnity Payment or additional amount), as the case may be (without regard to whether such deduction or loss or such inclusion in income results in any actual decrease or increase in Tax liability for such period), by (ii) the highest applicable marginal Tax rate for such period (provided, however, that the amount of any Tax benefit attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this Section 12.4(c) with respect to a Tax benefit or
                                ---------------
     Tax detriment realized by an Indemnified Party in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the party filing such return.

12.5.  Procedures for Indemnification of Third Party Claims.
       ----------------------------------------------------
(a) If any third-party shall make any claim or commence any arbitration proceeding or suit (collectively, a "Third Party Claim") against any one or
                                          -----------------
     more of the Indemnified Parties with respect to which an Indemnified Party intends to make any claim for indemnification against Edwards Optionholder under Section 12.1 or against Baxter Japan under Section 12.2, such
           ------------                               ------------
     Indemnified Party shall promptly give written notice to the Indemnifying Party describing such Third Party Claim in reasonable detail, and the following provisions shall apply. Notwithstanding the foregoing, the failure of any Indemnified Party to provide notice in accordance with this

     Section 12.5(a) shall not relieve the related Indemnifying Party of its
     ---------------
     obligations under this Article XII, except to the extent that such
                            -----------
     Indemnifying Party is actually prejudiced by such failure to provide notice.

(b) The Indemnifying Party shall have the right to assume the defense of any such Third Party Claim. If the Indemnifying Party elects not to conduct and control the defense of such Third Party Claim, the Indemnified Party shall have the right to defend, contest, settle or compromise such Third Party Claim in the exercise of its exclusive discretion subject to the provisions of
     Section 12.5(c), and the Indemnifying Party shall, upon
     ---------------
     request from any of the Indemnified Parties, promptly pay to such Indemnified Parties in accordance with the other terms of this Section
                                                                    -------
     12.5(b) the amount of any Expense or Loss resulting from their liability to
     -------
     the third-party claimant. If the Indemnifying Party assumes the defense of the Third Party Claim, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at its sole expense, the conduct and settlement of such Third Party Claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that (i) the Indemnifying Party shall not thereby permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Party;
     (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Party; (iii) the Indemnifying Party shall permit the Indemnified Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel (including allocated costs of in-house counsel and other personnel) shall be borne by the Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such Third Party Claim include the Indemnified Party and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Party (including allocated costs of in-house counsel and other personnel) shall be reimbursed by the Indemnifying Party to the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this Article XII the Indemnified Party for the full amount
                         -----------
     of any Expense or Loss resulting from such Third Party Claim and all related expenses incurred by the Indemnified Party. In no event shall the Indemnifying Party, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect of such claim.

  If the Indemnifying Party shall not have undertaken the conduct and control of the defense of the Third Party Claim as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Party to monitor the conduct or settlement of such claim by the Indemnified Party, and the Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

(c) So long as the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third Party Claim, provided that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as an Expense or a Loss under this Section
                                                                 -------
     12.5(c).
     --------

  If the Indemnifying Party shall have undertaken the conduct and control of the defense of any Third Party Claim as provided above, the Indemnified Party, on not less than 30 days prior written notice to the Indemnifying Party, may make settlement (including payment in full) of such Third Party Claim, and such settlement shall be binding upon the parties for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Party to contest such Third Party Claim at the expense of the Indemnifying Party. In such event, the Indemnified Party shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all the conditions of Section 12.5(b). Notwithstanding anything in this Section 12.5(c)
              ---------------                                    ---------------
to the contrary, if the Indemnified Party, in the belief that a claim may materially and adversely affect it other than as a result of money damages or other money payments, advises the Indemnifying Party that it has determined to settle a claim, the Indemnified Party shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this
Section 12.5(c) for indemnification by the Indemnifying Party.
---------------

(d)  The provisions of this Section 12.5 and Section 12.6 shall not apply to
                            ------------     ------------
     income Taxes (which are covered by the Tax Sharing Agreement).

12.6.  Procedures for Indemnification of Direct Claims.    Any claim for
       -----------------------------------------------
indemnification on account of an Expense or a Loss made directly by the Indemnified Party against the Indemnifying Party and that does not result from a Third Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 30 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 business day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 business-day period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in
Article XIII.
------------

12.7.  Remedies Cumulative.  The remedies provided in this Article XII shall be
       -------------------                                 -----------
cumulative and, subject to the provisions of Article XIII below, shall not
                                             ------------
preclude assertion by an Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                 ARTICLE XIII
                               DISPUTE RESOLUTION

13.1.  General.  Any dispute arising out of or relating to this Agreement, the
       -------
Instrument of Assignment or the Instrument of Assumption shall be solved in accordance with the procedures specified in this Article XIII which shall be the
                                                 ------------
sole and exclusive procedures for the resolution of any such disputes.

13.2.  Escalation.  The parties will attempt in good faith to resolve
       ----------
expeditiously any dispute, claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) promptly by negotiations between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement. Either party may give the other party written notice (an "Escalation Notice") of any dispute not
                                    -----------------
resolved in the normal course of business. Within fifteen days after delivery of the Escalation Notice, the receiving party shall submit to the other a written response. The Escalation Notice and the response thereto shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the Escalation Notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

13.3.  Arbitration.  Any dispute, claim or controversy arising out of or
       -----------
relating to this Agreement or its breach, termination or validity which has not been resolved by the specified non-binding procedure set forth in Section 13.2
                                                                   ------------
within 90 days of the date of delivery of the Escalation Notice shall be settled by binding arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date of this Agreement, by three independent and impartial arbitrators, none of whom shall be appointed by either party. The arbitration shall be governed by the United States Arbitration Act, 9 U. S. C.
(S) (S) 1- 16, as the same may be amended from time to time, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Lake County, Illinois or Orange County, California, and shall be determined by the party that initiated the dispute resolution process. The arbitrators may award attorneys' fees in their discretion. Otherwise, the arbitrators are not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages.

13.4.  Procedures.  The parties may request limited discovery in accordance with
       ----------
the Federal Rules of Civil Procedure of the United States (the "F.R.C.P.") for a
                                                                --------
period of 120 days after the initiation of the arbitration process. All issues regarding compliance with discovery requests shall be decided by the arbitrators pursuant to the F.R.C.P. The parties agree that the recipient of a discovery request shall have 10 business days after the receipt of such request to object to any or all portions of such request and shall respond to any portions of such request not so objected within 30 business days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. The objecting party shall ensure that all objections and responses are received by the other party within the above time periods; failure to comply with the specified time period shall be addressed as set forth in F.R.C.P. 37. Any party seeking to compel discovery following receipt of an objection shall file with the other party and the arbitrators a motion to compel, including a copy of the initial request and the objection. The arbitrators shall allow 10 business days for the responses to the motion to compel before ruling. Claims of privilege and other objections shall be determined as they would be in United States federal court in a case applying Illinois law. The arbitrators may grant or deny the motion to compel, in whole or in part, concluding that the discovery request is or is not appropriate under the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. The statute of limitations of the State of Illinois applicable to the commencement of a lawsuit shall apply to the date of initial written notification of a dispute and shall be extended until commencement of arbitration if all interim deadlines have been complied with by the notifying party.

13.5.  Injunctive Relief.  Nothing contained in this Article XIII shall prevent
       -----------------                             ------------
either party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one party or to others. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either party's right to assert any claim or defense.

                                  ARTICLE XIV
                               GENERAL PROVISIONS

14.1.  Notices.  All notices or other communications required or permitted
       -------
hereunder shall be in writing and shall be deemed given or delivered when delivered personally, or when sent by registered or certified mail or by private courier or facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand or sent by courier within two days of transmission) addressed as follows:

          If to Edwards Optionholder, to:

          Edwards Lifesciences Limited
          Rokubancho 2-8, Chiyoda-ku
          Tokyo 102-0085 Japan
          Attention:  __________
          Facsimile:  81-3-5213-5802

          with a copy to:

          ______________________
          ______________________
          ______________________
          ______________________
          Attention:  __________

          If to Baxter Japan, to:

          Baxter Limited
          4, Rokubancho, Chiyoda-ku
          Tokyo 102-8468 Japan
          Attention:  __________
          Facsimile:  81-3-5213-5111

          with a copy to:

          ______________________
          ______________________
          ______________________
          ______________________
          Attention:  __________

or to such other address as such party may indicate by a notice delivered to the other party hereto.

14.2.  Successors and Assigns.  (a)  Either party may assign any of its rights
       ----------------------
under this Agreement, but no such assignment shall relieve such party of its obligations hereunder.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Edwards Optionholder, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Except to the extent otherwise provided in Section 11.5 or Article XII,
                                                ------------    -----------
     nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 14.2 any right, remedy or claim under
                                   ------------
     or by reason of this Agreement.

14.3.  Access to Records after Closing.  (a)  For a period of ten years after
       -------------------------------
the Closing Date, Baxter Japan and its representatives shall have reasonable access to all of the books and records of the Japanese Edwards Business transferred to Edwards Optionholder hereunder to the extent that such access may reasonably be required by Baxter Japan in connection with matters relating to or affected by the operations of the Japanese Edwards Business prior to the Closing Date. Such access shall be afforded by Edwards Optionholder upon receipt of reasonable advance notice and during normal business hours. Baxter Japan shall be solely responsible for any costs or expenses incurred by it pursuant to this
Section 14.3(a).  If Edwards Optionholder shall desire to dispose of any of such
---------------
books and records prior to the expiration of such ten-year period, Edwards Optionholder shall, prior to such disposition, give Baxter Japan a reasonable opportunity, at Baxter Japan's expense, to segregate and remove such books and records as Baxter Japan may select.

(b) For a period of ten years after the Closing Date, Edwards Optionholder and its representatives shall have reasonable access to all of the books and records relating to the Japanese Edwards Business which Baxter Japan or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Baxter Japan and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Edwards Optionholder shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 14.3(b). If Baxter Japan or any of its Affiliates
                      ---------------
     shall desire to dispose of any of such books and records prior to the expiration of such ten-year period, Baxter Japan shall, prior to such disposition, give Edwards Optionholder a reasonable opportunity, at Edwards Optionholder's expense, to segregate and remove such books and records as Edwards Optionholder may select.

14.4.  Entire Agreement; Amendments.  This Agreement and the Exhibits and
       ----------------------------
Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of Edwards Optionholder and by the President of Baxter Japan.

14.5.  Interpretation.  Article titles and headings to sections herein are
       --------------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.6.  Waivers.  Any term or provision of this Agreement may be waived, or the
       -------
time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

14.7.  Expenses.  All costs and expenses incident to its negotiation and
       --------
preparation of this Agreement will be paid by Baxter Japan. Each party will pay all costs and expenses incident to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

14.8.  Partial Invalidity.  Wherever possible, each provision hereof shall be
       ------------------
interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

14.9.  Execution in Counterparts.  This Agreement may be executed in one or more
       -------------------------
counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Baxter Japan and Edwards Optionholder.

14.10.  Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

14.11.  Submission to Jurisdiction.  Baxter Japan and Edwards Optionholder
        --------------------------
hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of any court of the State of Illinois located in Chicago and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

14.12.  Termination.  (a)  Anything contained in this Agreement to the contrary
        -----------
notwithstanding, this Agreement may be terminated at any time by mutual written consent of Edwards Optionholder and Baxter Japan. This Agreement shall terminate automatically if the Exercise Period expires prior to exercise of the Option.

(b)  If this Agreement is terminated pursuant to this Section 14.12, all further
                                                      -------------
     obligations of the parties under this Agreement shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

14.13.  Survival of Obligations.  All representations, warranties, covenants and
        -----------------------
obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

14.14.  Currency.  All payments under this Agreement shall be denominated in
        --------
Yen.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                    BAXTER LIMITED


                                    By:___________________________
                                       Name:  Robert Hurley
                                       Title: President and
                                              Representative Director


                                    EDWARDS LIFESCIENCES LIMITED


                                    By:___________________________
                                       Name:  Takashi Tsumori
                                       Title: Chairman and
                                              Representative Director

                                                                       Exhibit A
                                                                       ---------

                           Japanese Edwards Business

The Cardiovascular Group sells or is engaged in the development of following product categories in Japan through its three business units (Cardiovascular Surgery, or CVS, Anesthesia and Medication Delivery, or AMD, and Vascular and Interventional Cardiology, or VIC):

 . Tissue and mechanical heart valves and rings, pericardial patches, oxygenators, and cardiopulmonary bypass circuits including reservoirs and arterial filters, cardioplegia devices, heart-lung machines, centrifugal pumps, arterial and venous cannulae, CDI oxygen monitor cells, Novacor left ventricular assist devices

 . Thermo-dilution (Swan-Ganz) catheters, pacing catheters, central venous catheters, venous introducers, Invos cerebral tissue oxygen monitor devices, VIA continuous arterial blood gas monitor devices

 . Direct blood pressure monitor kit, disposable pressure transducers, Embolectomy (Fogarty) catheters, Lifepath abdominal aortic aneurysm endovascular graft system, Datascope intra-aortic balloon pumps and catheters, VasoSeal collagen hemostasis devices, UniCath percutaneous transluminal coronary angioplasty balloon catheters and stents, Medtronic pacemakers

The Cardiovascular Group in Japan also manufacturers Custom Pac cardiopulmonary circuits and direct blood pressure monitor kits at the Miyazaki plant.

                                                                       Exhibit B
                                                                       ---------

                          BILL OF SALE AND ASSIGNMENT

          Pursuant to that certain Option Agreement dated as of March 31, 2000 (the "Option Agreement") by and between Baxter Limited, a Japanese corporation ("Baxter Japan"), and Edwards Lifesciences Limited, a Japanese corporation ("Edwards Optionholder"), for good and valuable consideration paid to Baxter Japan by or on behalf of Edwards Optionholder, the receipt of which is hereby acknowledged by Baxter Japan, Baxter Japan does hereby sell, transfer, assign, convey and deliver to Edwards Optionholder the Purchased Business (all capitalized terms not defined herein shall have the meanings specified in the Option Agreement); provided, however, as to any lease, contract, agreement,
                   --------  -------
permit or other authorization or rights included in the Purchased Business that cannot be conveyed, assigned, transferred, contributed, set over or delivered effectively without the consent of a third party, which consent has not been obtained, this Bill of Sale and Assignment shall be of no force or effect until such requisite consent is obtained, whereupon this Bill of Sale and Assignment shall become of full force and effect with respect thereto.

          EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS SPECIFICALLY PROVIDED FOR IN THE OPTION AGREEMENT, ALL OF THE ASSETS SOLD HEREUNDER ARE SOLD TO EDWARDS OPTIONHOLDER "AS IS" WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED.

          This Bill of Sale and Assignment shall be binding upon Baxter Japan, its successors and assigns, and shall inure to the benefit of Edwards Optionholder, its successors and assigns.

          IN WITNESS WHEREOF, Baxter Japan has caused this instrument to be duly executed and delivered as of ____________________.


                              BAXTER LIMITED

                              By: _____________________________
                              Name:
                              Title:

                                                                       Exhibit C
                                                                       ---------


                            INSTRUMENT OF ASSUMPTION
                            ------------------------

          Pursuant to that certain Option Agreement dated as of March 31, 2000 (the "Option Agreement") by and between Baxter Limited, a Japanese corporation ("Baxter Japan"), and Edwards Lifesciences Limited, a Japanese corporation ("Edwards Optionholder"), for good and valuable consideration paid to Edwards Optionholder by or on behalf of Baxter Japan, the receipt of which is hereby acknowledged by Edwards Optionholder, Edwards Optionholder does hereby assume and agree to pay, perform or otherwise discharge, in accordance with their terms and subject to the respective conditions thereof, the Purchased Business (all capitalized terms not defined herein shall have the meanings specified in the Option Agreement).

          This Instrument of Assumption shall be binding upon the successors and assigns of Edwards Optionholder and shall inure to the benefit of the successors and assigns of Baxter Japan.

          IN WITNESS WHEREOF, Edwards Optionholder has caused this instrument to be duly executed and delivered as of ____________.


                                    EDWARDS LIFESCIENCES LIMITED

                                    By:__________________________
                                    Name:
                                    Title: